Exhibit 4.1

INDENTURE

between

ANTHRACITE CAPITAL, INC.

and

WELLS FARGO BANK, N.A.,

as Trustee

Dated as of October 30, 2009

EXHIBITS

Exhibit A – Form of Officer’s Financial Certificate pursuant to Section 7.3(b)

Exhibit B – Form of Officer’s Certificate pursuant to Section 10.3

Exhibit C – Senior Secured Debt

INDENTURE

This INDENTURE, dated as of October 30, 2009, is between ANTHRACITE CAPITAL, INC., a Maryland corporation (the “Company”), and WELLS FARGO BANK, N.A., as Trustee (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured senior notes (the “Senior Notes”), and to provide the terms and conditions upon which the Senior Notes are to be authenticated, issued and delivered; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Senior Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article I have the meanings assigned to them in this Article I;

(b) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(c) all accounting terms used but not defined herein have the meanings assigned to them in accordance with GAAP;

(d) unless the context otherwise requires, any reference to an “Article,” a “Section,” a “Schedule” or an “Exhibit” refers to an Article, a Section, a Schedule or an Exhibit, as the case may be, of or to this Indenture;

(e) the words “hereby,” “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f) a reference to the singular includes the plural and vice versa; and

(g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.4(a).

“Additional Interest” means the interest, if any, that shall accrue on any amounts payable on the Senior Notes, the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Senior Note, in each case to the extent legally enforceable.

“Adjusted Net Income” shall mean for any period, the Net Income of the Company and its consolidated Subsidiaries determined on a cash basis for such period without recognizing any trading portfolio gains or losses in general, and specifically without giving effect to:

(a) depreciation and amortization,

(b) gains or losses that are classified as “extraordinary” in accordance with GAAP,

(c) capital gains or losses on sales of real estate,

(d) capital gains or losses with respect to the disposition of investments in marketable securities,

(e) any provision/benefit for income taxes for such period,

(f) earnings from equity investments and unconsolidated joint ventures determined in accordance with GAAP,

(g) losses attributable to the impairment of assets,

(h) incentive fees paid in the form of the issuance of the Company’s common stock,

(i) Cash Interest Expense,

(j) income or expense attributable to the ineffectiveness of hedging transactions, and

(k) interest accretions, whether in favor of or against the Company.

Without limiting the foregoing, Net Income shall be determined before preferred stock dividends and shall include cash distributions from equity investments and unconsolidated joint ventures.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified

Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Depositary Procedures” means, with respect to any transfer or transaction involving a Global Senior Note or beneficial interest therein, the rules and procedures of the Depositary for such Senior Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.11 to act on behalf of the Trustee to authenticate the Senior Notes.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.

“Cash Interest Expense” shall mean for any period, total interest expense, both expensed and capitalized, of the Company and its consolidated Subsidiaries for such period with respect to all outstanding recourse Debt of the Company and its consolidated Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers’ acceptance financing and net costs under interest rate protection agreements), determined on a consolidated cash basis, for such period (determined on a consolidated cash basis), and net of any interest accretions, whether in favor or against, with respect to debt.

“Change of Control” means (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), including a “group” as defined in Section 13(d)(3) of the Exchange Act (but excluding a director or other fiduciary holding securities under an employee benefit plan of the Company), becomes the beneficial owner of Equity Interests of the Company having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company; or (ii) the merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction).

“Change of Control Election” has the meaning specified in Section 10.5(b).

“Change of Control Notice” has the meaning specified in Section 10.5(b).

“Code” means the Internal Revenue Code of 1986 or any successor statute thereto, in each case as amended from time to time.

“Commission” has the meaning specified in Section 7.3(c).

“Common Stock” shall mean the shares of common stock, par value $0.001 per share, of the Company.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, the written request or order signed in the name of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, President or a Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Capitalization” shall mean the sum of stockholders’ equity and total indebtedness as shown on (or calculated from items on) the consolidated balance sheet of the Company and its Subsidiaries (which, so long as the Company is subject to the periodic filing requirements of the Exchange Act, shall be as included in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable).

“Consolidated Indebtedness” shall mean total indebtedness as shown on (or calculated from items on) the consolidated balance sheet of the Company and its Subsidiaries (which, so long as the Company is subject to the periodic filing requirements of the Exchange Act, shall be as included in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable).

“Convertible Notes” means the Company’s 11.75% Senior Convertible Notes due 2027 in the original aggregate principal amount of $80,000,000.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at 919 North Market Street, Suite 1600, Wilmington, Delaware 19801, Attn: Corporate Trust Department-Anthracite Capital, Inc.

“Debt” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the types referred to in clauses (i) through (vii).

“Debt Service Coverage Ratio” or “DSCR” shall mean the ratio of Adjusted Net Income to Cash Interest Expense on recourse Debt outstanding, it being understood that such determination shall be made on a cash basis.

“Debt-to-Total Capitalization Ratio” shall mean the ratio of Consolidated Indebtedness to Consolidated Capitalization.

“Defaulted Interest” has the meaning specified in Section 3.1(c).

“Defeasance” has the meaning specified in Section 12.1.

“Definitive Senior Note Certificates” means Senior Notes issued in certificated fully registered form that are not Global Senior Notes.

“Depositary” means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Company or any successor thereto. DTC will be the initial Depositary.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

“Dollar” or “$” means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, a New York corporation, or any successor thereto.

“EDGAR” has the meaning specified in Section 7.3(c).

“Electing Senior Notes” shall mean the Outstanding Senior Notes making a Change of Control Election.

“Equity Interests” means (a) the partnership interests (both common and preferred partnership interests) in a partnership (whether a general or limited partnership), (b) the membership interests in a limited liability company (both common and preferred membership interests) and (c) the shares or stock interest (both common stock and preferred stock) in a corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor statute thereto, in each case as amended from time to time.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor statute thereto, in each case as amended from time to time.

“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, between the Company and the holders named therein, as the same may be amended from time to time.

“Exchange Date” means October 30, 2009.

“Existing Indentures” has the meaning specified in the Exchange Agreement.

“Expiration Date” has the meaning specified in Section 1.4(h).

“Final Modification Date” has the meaning specified in the form of Senior Note set forth in Section 2.1.

“Final Rate” has the meaning specified in the form of Senior Note set forth in Section 2.1.

“GAAP” means United States generally accepted accounting principles, consistently applied, from time to time in effect.

“Global Senior Note” means a Senior Note that evidences all or part of the Senior Notes, the ownership and transfers of which shall be made through book entries by a Depositary.

“Government Obligation” means (a) any security that is (i) a direct obligation of the United States of America of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case of clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (b) any depositary receipt issued by a “bank” (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation that is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation that is so specified and held; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Holder” means a Person in whose name a Senior Note is registered in the Securities Register.

“Indenture” means this Indenture as originally executed or as it may from time to time be amended or supplemented by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Payment Date” has the meaning specified in the form of Senior Note set forth in Section 2.1.

“Initial Rate” has the meaning specified in the form of Senior Note set forth in Section 2.1.

“Intangible Assets” means the excess of the cost over book value of assets acquired, patents, trademarks, trade names, copyrights, franchises and other intangible assets (excluding in any event the value of any residual securities).

“Interest Payment Date” means January 30, April 30, July 30 and October 30 of each year, commencing on October 30, 2009, during the term of this Indenture.

“Investment Company Act” means the Investment Company Act of 1940 or any successor statute thereto, in each case as amended from time to time.

“Maturity,” when used with respect to any Senior Note, means the date on which the principal of such Senior Note or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Modification Period” has the meaning specified in the form of Senior Note set forth in Section 2.1.

“Net Income” shall mean for any period and for the Company and its consolidated Subsidiaries, the consolidated net income (or loss) of the Company and its consolidated Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP as adjusted in accordance with the terms hereof.

“Notice of Default” means a written notice of the kind specified in Section 5.1(c).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

“Operative Documents” means the Exchange Agreement, this Indenture and the Senior Notes.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Company or any Affiliate of the Company.

“Optional Redemption Price” means (i) prior to October 30, 2012, the sum of the present values, discounted to the date fixed as the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve thirty (30) day months), at a rate equal to the sum of the applicable Treasury Rate plus fifty (50) basis points, of (A) the outstanding principal amount of the Senior Notes and (B) the interest payments which would become due after such Redemption Date but for such redemption until the Stated Maturity, it being understood that if the interest rate in effect on the Redemption Date is the Initial Rate, then the interest rate at which the interest payments that would have become due from on or after the Redemption Date until, and excluding, October 30, 2013, shall be considered to be the Initial Rate, and (ii) on or after October 30, 2012, the lesser of (A) the amount calculated pursuant to clause (i) of this definition and (B) the following dollar price values for each $1,000 of principal amount of Senior Notes:

from October 30, 2012 to October 29, 2013, $1040;

from October 30, 2013 to October 29, 2014, $1030;

from October 30, 2014 to October 29, 2015, $1020;

from October 30, 2015 to October 29, 2016, $1010;

together, in the case of both clauses (i) and (ii), with accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date.

“Original Indentures” means the Existing Indentures, together with the Indenture, dated as of June 15, 2007, between the Company and the trustee named therein, relating to the Company’s 8.1275% (Fixed-to-Floating Rate) Senior Notes due 2017.

“Original Issue Date” means the date of original issuance of each Senior Note.

“Outstanding” means, when used in reference to any Senior Notes, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

(i) Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Senior Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company and/or its Affiliate shall act as its own Paying Agent) for the Holders of such Senior Notes; provided, that if the Company is acting as Paying Agent, Senior Notes for which payment or redemption money has been so deposited in trust with the Paying Agent shall be considered to remain Outstanding until such time as such payment or redemption money has actually been paid in full to the Holders of such Senior Notes; and provided, further, that, if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Senior Notes that have been paid or in substitution for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to the provisions of this Indenture, unless proof satisfactory to the Trustee is presented that any such Senior Notes are held by Holders in whose hands such Senior Notes are valid, binding and legal obligations of the Company;

provided, that in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Senior Notes owned by the Company or any other obligor upon the Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding unless the Company shall hold all Outstanding Senior Notes, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Senior Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Senior Notes and that the pledgee is not the Company or any other obligor upon the Senior Notes or any Affiliate of the Company or such other obligor.

“Paying Agent” means the Trustee or any Person authorized by the Company to pay the principal of or any premium or interest on, or other amounts in respect of, any Senior Notes on behalf of the Company.

“Person” means a legal person, including any individual, corporation, estate, partnership (general or limited), joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

“Place of Payment” means, with respect to the Senior Notes, the Corporate Trust Office of the Trustee.

“Predecessor Senior Note” of any particular Senior Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note. For the purposes of this definition, any security authenticated and delivered under Section 3.6 in lieu of a mutilated, destroyed, lost or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Note.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Redemption Date” means, when used with respect to any Senior Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date with respect to the Senior Notes means the date that is fifteen (15) days preceding such Interest Payment Date (whether or not a Business Day).

“Responsible Officer” means, when used with respect to the Trustee, the officer in the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.

“Rights Plan” means a plan of the Company providing for the issuance by the Company to all holders of its common Equity Interests of rights entitling the holders thereof to subscribe for or purchase shares or units of any class or series of Equity Interests in the Company which rights (i) are deemed to be transferred with such Equity Interests and (ii) are also issued in respect of future issuances of such Equity Interests, in each case until the occurrence of a specified event or events.

“Securities Act” means the Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

“Senior Note” or “Senior Notes” shall have meanings specified in the first recital of this Indenture.

“Senior Notes Certificate” means a certificate evidencing ownership of the Senior Notes, substantially in the form provided in Article II.

“Senior Secured Debt” means the Debt described in Exhibit C hereto.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 3.5(a).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.1(c).

“Stated Maturity” means October 30, 2016.

“Subsidiary” means a Person more than fifty percent (50%) of the outstanding voting stock or other voting interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Tangible Net Worth” shall mean, as of a particular date, (i) all amounts that would be included under stockholders’ equity on the consolidated balance sheet of the Company and its subsidiaries at such date, determined in accordance with GAAP, less (ii) the sum of (A) amounts owing to the Company and its consolidated Subsidiaries from Affiliates and (B) Intangible Assets of Company and its consolidated Subsidiaries.

“Termination of Trading” means, at any time, the failure of the Common Stock (or other common stock into which the Convertible Notes are then convertible) to be listed for trading on a U.S. national or regional securities exchange.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, solely in its capacity as such and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 or any successor statute thereto, in each case as amended from time to time.

Section 1.2 Compliance Certificate and Opinions.

(a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that, in the case of any application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided pursuant to Section 10.3) shall include:

(i) a statement by each individual signing such certificate or opinion that such individual has read such condition or covenant and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions of such individual contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(iv) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 1.3 Forms of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or after reasonable inquiry should know, that the certificate or opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or after reasonable inquiry should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officers’ Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally received in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Without limiting the generality of the foregoing, any Senior Notes issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Senior Notes.

Section 1.4 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent thereof duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments (including any appointment of an agent) is or are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(c) The ownership of Senior Notes shall be proved by the Securities Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Note.

(e) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Senior Note may do so with regard to all or any part of the principal amount of such Senior Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(f) Except as set forth in paragraph (g) of this Section 1.4, the Company may set any day as a record date for the purpose of determining the Holders of Outstanding Senior Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Senior Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Senior Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Senior Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect). Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Senior Notes in the manner set forth in Section 1.6.

(g) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Senior Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration or rescission or annulment thereof referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(b) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Senior Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Senior Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect). Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Senior Notes in the manner set forth in Section 1.6.

(h) With respect to any record date set pursuant to paragraph (f) or (g) of this Section 1.4, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Senior Notes in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto that set such record date shall be deemed to have initially designated the ninetieth (90th) day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the one hundred eightieth (180th) day after the applicable record date.

Section 1.5 Notices, Etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders, or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office; or

(b) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at 40 East 52nd Street, New York, New York 10022 or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each Holder affected by such event to the address of such Holder as it appears in the Securities Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. If, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.

Section 1.8 Successors and Assigns.

This Indenture shall be binding upon and shall inure to the benefit of any successor to the Company and the Trustee, including any successor by operation of law. Except in connection with a transaction involving the Company that is permitted under Article VIII and pursuant to which the assignee agrees in writing to perform the Company’s obligations hereunder, the Company shall not assign its obligations hereunder.

Section 1.9 Separability.

If any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

Section 1.10 Benefits of Indenture.

Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11 Governing Law.

This Indenture shall be construed and enforced in accordance with, and the rights and obligations of each of the Holders, the Company and the Trustee hereunder and any claim, controversy or dispute arising hereunder or relating hereto shall be governed by, the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5–1401 of the General Obligations Law).

Section 1.12 Submission to Jurisdiction.

ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS INDENTURE MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE

SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE.

Section 1.13 Non-Business Days.

If any Interest Payment Date, Redemption Date or Stated Maturity of any Senior Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Senior Notes) payment of interest, premium, if any, or principal or other amounts in respect of such Senior Note shall not be made on such date, but shall be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity.

Section 1.14 Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE II

SENIOR NOTE FORMS

Section 2.1 Form of Senior Note.

Any Senior Note issued hereunder shall be in substantially the following form:

ANTHRACITE CAPITAL, INC.

Senior Note due 2016

No.     $

ANTHRACITE CAPITAL, INC., a corporation organized and existing under the laws of Maryland (hereinafter called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [         ], or registered assigns, the principal sum of [PRINCIPAL AMOUNT] ($[         ]) [IF THE SENIOR NOTE IS A GLOBAL SENIOR NOTE, THEN INSERT: or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture] on October 30, 2016. The Company further promises to pay interest on said principal sum from and including July 30, 2009 (the “Initial

Payment Date”), or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears to but excluding and on January 30, April 30, July 30 and October 30 of each year, commencing October 30, 2009, or if any such day is not a Business Day, on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date until such next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date, (i) at the initial rate of 1.25% per annum (the “Initial Rate”) from and including the Initial Payment Date until but excluding the earlier of (A) October 30, 2013 and (B) the first date on which the aggregate outstanding principal amount of the Senior Secured Debt is less than or equal to $4,000,000 (such earlier date, the “Final Modification Date”; the period commencing on the date of the Indenture and ending on the Final Modification Date, the “Modification Period”) and (ii) at the rate of 7.22% per annum (the “Final Rate”) from and including the Final Modification Date until the principal amount hereof is paid or duly provided for or made available for payment; provided that any overdue principal, premium, if any, and any overdue installment of interest shall bear Additional Interest at the same rate per annum as in effect from time to time per the terms of the Indenture (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from and including the dates such amounts are due to but excluding the dates such amounts are paid or made available for payment, and such interest shall be payable on demand. The Company shall, within five (5) Business Days of the occurrence of the Final Modification Date, provide notice thereof to the Trustee in the form of an Officers’ Certificate.

The amount of interest payable for any interest period shall be computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months and the amount payable for any partial period shall be computed on the basis of the actual number of days elapsed in a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest installment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Senior Notes may be listed, traded or quoted and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

Payment of principal of, premium, if any, and interest on this Senior Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of this Senior Note shall be made at the Place of Payment upon surrender of such Senior Notes to the Paying Agent, and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Senior Note Register.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[FORM OF REVERSE OF SECURITY]

This Senior Note is one of a duly authorized issue of senior notes of the Company (the “Senior Notes”) issued under the Indenture, dated as of October 30, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee (in such capacity, the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Company may, on any date, at its option, upon not less than thirty (30) days’ nor more than sixty (60) days’ written notice to the Holders of the Senior Notes (unless a shorter notice period shall be satisfactory to the Trustee) subject to the terms and conditions of Article XI of the Indenture, redeem this Senior Note in whole at any time or in part from time to time at an Optional Redemption Price in an amount equal to (i) prior to October 30, 2012, the sum of the present values, discounted to the date fixed as the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve thirty (30) day months), at a rate equal to the sum of the applicable Treasury Rate plus fifty (50) basis points, of (A) the outstanding principal amount of the Senior Notes and (B) the interest payments which would become due after such Redemption Date but for such redemption until the Stated Maturity, it being understood that if the interest rate in effect on the Redemption Date is the Initial Rate, then the interest rate at which the interest payments that would have become due from on or after the Redemption Date until, and excluding, October 30, 2013, shall be considered to be the Initial Rate, and (ii) on or after October 30, 2012, the lesser of (A) the amount calculated pursuant to clause (i) of this definition and (B) the following dollar price values for each $1,000 of principal amount of Senior Notes:

from October 30, 2012 to October 29, 2013, $1040;

from October 30, 2013 to October 29, 2014, $1030;

from October 30, 2014 to October 29, 2015, $1020;

from October 30, 2015 to October 29, 2016, $1010;

together, in the case of both clauses (i) and (ii), with accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date.

In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Senior Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Senior Note.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Senior Notes, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Senior Notes, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest, including any Additional Interest (to the extent legally enforceable), on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is restricted to transfers to “Qualified Purchasers” (as such term is defined in the Investment Company Act of 1940, as amended) and is registrable in the Securities Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar and duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Senior Notes, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Senior Notes are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company and, by its acceptance of this Senior Note or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Senior Note agree that, for United States federal, state and local tax purposes, it is intended that this Senior Note constitute indebtedness.

This Senior Note shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5–1401 of the General Obligations Law).

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on this [DAY] day of [MONTH], [YEAR].

ANTHRACITE CAPITAL, INC.

By:

Section 2.2 Restrictive Legend.

(a) Any Senior Note issued hereunder shall bear a legend in substantially the following form:

[IF THIS SECURITY IS A GLOBAL SECURITY INSERT: “THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE SENIOR NOTES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH SENIOR NOTES, AND ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY SENIOR NOTES IS HEREBY NOTIFIED THAT THE SELLER OF THE SENIOR NOTES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

THE HOLDER OF THE SENIOR NOTES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SENIOR NOTES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY OR (B) (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), AND (II) (W) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (X) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (Y) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (Z) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. IN ADDITION, THE HOLDER FURTHER AGREES THAT IT WILL NOTIFY ANY PURCHASER OF ANY SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PRECEDING SENTENCE.

THE SENIOR NOTES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF SENIOR NOTES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SENIOR NOTES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SENIOR NOTES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SENIOR NOTES.

THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR SIMILAR LAW (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE SENIOR NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE.”

(b) The above legends shall not be removed from any Senior Note unless there is delivered to the Company satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required to ensure that any future transfers thereof may be made without restriction under or violation of the provisions of the Securities Act and other applicable law. Upon provision of such satisfactory evidence, the Company shall execute and deliver to the Trustee, and the Trustee shall deliver, upon receipt of a Company Order directing it to do so, a Senior Note that does not bear the legend.

Section 2.3 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Senior Notes referred to in the within mentioned Indenture.

Dated:

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trustee

Section 2.4 Temporary Senior Notes.

(a) Pending the preparation of definitive Senior Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Senior Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Senior Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Senior Notes may determine, as evidenced by their execution of such Senior Notes.

(b) If temporary Senior Notes are issued, the Company will cause definitive Senior Notes to be prepared without unreasonable delay. After the preparation of definitive Senior Notes, the temporary Senior Notes shall be exchangeable for definitive Senior Notes upon surrender of the temporary Senior Notes at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Notes, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor one or more definitive Senior Notes of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Senior Notes. Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes.

Section 2.5 Definitive Senior Notes.

The Senior Notes issued on the Exchange Date shall be issued in the form of one or more Definitive Senior Note Certificates. Global Senior Notes shall be, except as provided in Section 3.4, Book-Entry Senior Notes issued in the form of one or more Global Senior Notes registered in the name of the Depositary, or its nominee and deposited with the Depositary or the Trustee as custodian for the Depositary for credit by the Depositary to the respective accounts of the Depositary Participants thereof (or such other accounts as they may direct). The Senior Notes issued to any Person other than the initial Holders thereof under the Exchange Agreement that is not a QIB shall be issued in the form of Definitive Senior Notes Certificates. The definitive Senior Notes shall be printed, lithographed or engraved, or produced by any combination of these methods, if required by any securities exchange on which the Senior Notes may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Senior Notes may be listed, all as determined by the officers executing such Senior Notes, as evidenced by their execution of such Senior Notes.

ARTICLE III

THE SENIOR NOTES

Section 3.1 Payment of Principal and Interest.

(a) The unpaid principal amount of the Senior Notes shall bear interest at the Initial Rate from and including the Initial Payment Date to but excluding the Final Modification Date, and thereafter at the Final Rate until paid or duly provided for, such interest to accrue from and including July 30, 2009, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, and any overdue principal, premium, if any, and any overdue installment of interest shall bear Additional Interest at the same rate per annum as in effect from time to time (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from and including the dates such amounts are due to but excluding the dates such amounts are paid or funds for the payment thereof are made available for payment. The Company shall, within five (5) Business Days of the occurrence of the Final Modification Date, provide notice thereof to the Trustee in the form of an Officers’ Certificate.

(b) Interest and Additional Interest on any Senior Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest, except that interest and any Additional Interest payable on the Stated Maturity (or any date of principal repayment upon early maturity) of the principal of a Senior Note or on a Redemption Date shall be paid to the Person to whom principal is paid. The initial payment of interest on any Senior Note that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Senior Note.

(c) Any interest on any Senior Note that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for Senior Notes (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. At least thirty (30) days prior to the date of the proposed payment, the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Senior Note at the address of such Holder as it appears in the Securities Register not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered on such Special Record Date; or

(ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Senior Notes may be listed, traded or quoted and, upon such notice as may be required by such exchange or automated quotation system (or by the Trustee if the Senior Notes are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

(d) Payments of interest on the Senior Notes shall include interest accrued to but excluding the respective Interest Payment Dates. The amount of interest payable for any interest period shall be computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months and the amount payable for any partial period shall be computed on the basis of the actual number of days elapsed in a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months.

(e) Payment of principal of, premium, if any, and interest on the Senior Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of such Senior Notes shall be made at the Place of Payment upon surrender of such Senior Notes to the Paying Agent and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Securities Register.

(f) The parties hereto acknowledge and agree that the Holders have certain rights to direct the Company to modify the Interest Payment Dates and corresponding Redemption Date and Stated Maturity of the Senior Notes or a portion of the Senior Notes pursuant to the Exchange Agreement. In the event any such modifications are made to the Senior Notes or a portion of the Senior Notes, appropriate changes to the form of Senior Note set forth in Article II hereof shall be made prior to the issuance and authentication of new or replacement Senior Notes. Any such modification of the Interest Payment Dates and corresponding Redemption Date and Stated Maturity with respect to any Senior Notes or tranche of Senior Notes shall not require or be subject to the consent of the Trustee.

(g) Subject to the foregoing provisions of this Section 3.1, each Senior Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Senior Note.

(h) The Senior Notes will rank pari passu with each other and the Company other senior unsecured obligations from time to time outstanding.

Section 3.2 Denominations.

The Senior Notes shall be in registered form without coupons and shall be issuable in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

Section 3.3 Execution, Authentication, Delivery and Dating.

(a) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Senior Notes in an aggregate principal amount (including all then Outstanding Senior Notes) not in excess of Forty-Three Million Five Hundred Thousand Dollars ($43,500,000) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Senior Notes. In authenticating such Senior Notes, and accepting the additional responsibilities under this Indenture in relation to such Senior Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

(i) a copy of any Board Resolution relating thereto; and

(ii) an Opinion of Counsel stating that: (1) such Senior Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute, and the Indenture constitutes, valid and legally binding obligations of the Company, each enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (2) the Senior Notes have been duly authorized and executed by the Company and have been delivered to the Trustee for authentication in accordance with this Indenture; (3) the Senior Notes are not required to be registered under the Securities Act; and (4) the Indenture is not required to be qualified under the Trust Indenture Act.

(b) The Senior Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Senior Notes may be manual or facsimile. Senior Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices at the date of such Senior Notes.

(c) No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Senior Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall have delivered such Senior Note to the Trustee for cancellation as provided in Section 3.8, for all purposes of this Indenture such Senior Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(d) Each Senior Note shall be dated the date of its authentication.

Section 3.4 Global Senior Notes.

(a) Each Global Senior Note issued under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Senior Note or a nominee thereof and delivered to such Depositary or a nominee thereof or a custodian therefor, and each such Global Senior Note shall constitute a single Senior Note for all purposes of this Indenture. Notwithstanding any other provision in this Indenture, no Global Senior Note may be exchanged in whole or in part for registered Senior Notes, and no transfer of a Global Senior Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Senior Note or a nominee thereof unless (i) such Depositary advises the Trustee and the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Senior Note, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, (iii) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above in this Section 3.4(b), the Trustee shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Senior Note of the occurrence of such event and of the availability of Senior Notes to such owners of beneficial interests requesting the same. The Trustee may conclusively rely, and be protected in relying, upon the written identification of the owners of beneficial interests furnished by the Depositary, and shall not be liable for any delay resulting from a delay by the Depositary. Upon the issuance of such Senior Notes and the registration in the Securities Register of such Senior Notes in the names of the Holders of the beneficial interests therein, the Trustee shall recognize such holders of beneficial interests as Holders. Notwithstanding the foregoing, if an owner of a beneficial interest in a Global Senior Note wishes at any time to transfer an interest in such Global Senior Note to a Person other than a QIB, such transfer shall be effected, subject to the Applicable Depositary Procedures, in accordance with the provisions of this Section 3.4 and Section 3.5, and the transferee shall receive a Definitive Senior Note Certificate in connection with such transfer. A holder of a Definitive Senior Note Certificate that is a QIB may, upon request, and in accordance with the provisions of this Section 3.4 and Section 3.5, exchange such Definitive Senior Note Certificate for a beneficial interest in a Global Senior Note.

(b) If any Global Senior Note is to be exchanged for other Senior Notes or canceled in part, or if another Senior Note is to be exchanged in whole or in part for a beneficial interest in any Global Senior Note, then either (i) such Global Senior Note shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to (x) the portion thereof to be so exchanged or canceled or (y) the principal amount of such other Senior Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Trustee, in accordance with the Applicable Depositary Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Senior Note by the Depositary, accompanied by registration instructions, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver any Senior Notes issuable in exchange for such Global Senior Note (or any portion thereof) in accordance with the instructions of the Depositary. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

(c) Every Senior Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Senior Note or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Senior Note, unless such Senior Note is registered in the name of a Person other than the Depositary for such Global Senior Note or a nominee thereof.

(d) The Depositary or its nominee, as the registered owner of a Global Senior Note, shall be the Holder of such Global Senior Note for all purposes under this Indenture and the Senior Notes, and owners of beneficial interests in a Global Senior Note shall hold such interests pursuant to the Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Senior Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary Participants. The Securities Registrar and the Trustee shall be entitled to deal with the Depositary for all purposes of this Indenture relating to a Global Senior Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole Holder of the Senior Note and shall have no obligations to the owners of beneficial interests therein. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

(e) The rights of owners of beneficial interests in a Global Senior Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its Depositary Participants.

(f) No holder of any beneficial interest in any Global Senior Note held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Senior Note, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Senior Note for all purposes whatsoever. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Senior Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Senior Note.

Section 3.5 Registration, Transfer and Exchange Generally.

(a) The Trustee shall cause to be kept at the Corporate Trust Office a register (the “Securities Register”) in which the registrar and transfer agent with respect to the Senior Notes (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Senior Notes and of transfers and exchanges of Senior Notes. The Trustee shall at all times also be the Securities Registrar. The provisions of Article VI shall apply to the Trustee in its role as Securities Registrar.

(b) Subject to compliance with Section 2.2(b), upon surrender for registration of transfer of any Senior Note at the offices or agencies of the Company designated for that purpose the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Notes of any authorized denominations of like tenor and aggregate principal amount.

(c) At the option of the Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denominations, of like tenor and aggregate principal amount, upon surrender of the Senior Notes to be exchanged at such office or agency. Whenever any Senior Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Senior Notes that the Holder making the exchange is entitled to receive.

(d) All Senior Notes issued upon any transfer or exchange of Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior Notes surrendered upon such transfer or exchange.

(e) Every Senior Note presented or surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(f) No service charge shall be made to a Holder for any transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Senior Notes.

(g) Neither the Company nor the Trustee shall be required pursuant to the provisions of this Section 3.5: (i) to issue, register the transfer of or exchange any Senior Note during a period beginning at the opening of business fifteen (15) days before the day of selection for redemption of Senior Notes pursuant to Article XI and ending at the close of business on the day of mailing of the notice of redemption or (ii) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except, in the case of any such Senior Note to be redeemed in part, any portion thereof not to be redeemed.

(h) The Company shall designate an office or offices or agency or agencies where Senior Notes may be surrendered for registration or transfer or exchange. The Company initially designates the Corporate Trust Office as its office and agency for such purposes. The Company shall give prompt written notice to the Trustee and to the Holders of any change in the location of any such office or agency.

(i) The Senior Notes may only be transferred (i) to the Company or (ii)(A) to a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act and (B)(1) a Person whom the seller reasonably believes is (x) a “Qualified Institutional Buyer”, as such term is defined in Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144A, (2) to an institutional “Accredited Investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account, or for the account of an “Accredited Investor”, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, (3) outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act, (4) pursuant to an effective registration statement under the Securities Act, or (5) pursuant to another exemption from registration under the Securities Act.

(j) Neither the Trustee nor the Securities Registrar shall be responsible for ascertaining whether any transfer hereunder complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act; provided, that if a certificate is specifically required by the express terms of this Section 3.5 to be delivered to the Trustee or the Securities Registrar by a Holder or transferee of a Senior Note, the Trustee and the Securities Registrar shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Senior Notes.

(a) If any mutilated Senior Note is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver in exchange therefor a new Senior Note of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Trustee (i) evidence to its satisfaction of the destruction, loss or theft of any Senior Note and (ii) such security or indemnity as may be required by it to save each of the Company and the Trustee harmless, then, in the absence of notice to the Company or the Trustee that such Senior Note has been acquired by a bona fide purchaser, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Senior Note, a new Senior Note of like tenor and aggregate principal amount as such destroyed, lost or stolen Senior Note, and bearing a number not contemporaneously outstanding.

(c) If any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Note, pay such Senior Note.

(d) Upon the issuance of any new Senior Note under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Senior Note issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Senior Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Notes duly issued hereunder.

(f) The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes.

Section 3.7 Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name any Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal of and any interest on such Senior Note and for all other purposes whatsoever, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.8 Cancellation.

All Senior Notes surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Senior Notes and Senior Notes surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be promptly canceled by the Trustee. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes canceled as provided in this Section 3.8, except as expressly permitted by this Indenture. All canceled Senior Notes shall be retained or disposed of by the Trustee in accordance with its customary practices and the Trustee shall deliver to the Company a certificate of such disposition.

Section 3.9 Agreed Tax Treatment.

Each Senior Note issued hereunder shall provide that the Company and, by its acceptance or acquisition of a Senior Note or a beneficial interest therein, the Holder of, and any Person that acquires a direct or indirect beneficial interest in, such Senior Note, intend and agree to treat such Senior Note as indebtedness of the Company for United States federal, state and local tax purposes. The provisions of this Indenture shall be interpreted to further this intention and agreement of the parties.

Section 3.10 CUSIP Numbers.

The Company in issuing the Senior Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption and other similar or related materials as a convenience to Holders; provided, that any such notice or other materials may state that no representation is made as to the correctness of such numbers either as printed on the Senior Notes or as contained in any notice of redemption or other materials and that reliance may be placed only on the other identification numbers printed on the Senior Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Senior Notes theretofore authenticated and delivered (other than (A) Senior Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (B) Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.2) have been delivered to the Trustee for cancellation; or

(ii) all such Senior Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable; or

(B) will become due and payable at their Stated Maturity within one (1) year of the date of deposit; or

(C) are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company, in the case of subclause (ii)(A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose (x) an amount in the currency or currencies in which the Senior Notes are payable, (y) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (z) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest (including any Additional Interest) to the date of such deposit (in the case of Senior Notes that have become due and payable) or to the Stated Maturity (or any date of principal repayment upon early maturity) or Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6, the obligations of the Company to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 4.1, the obligations of the Trustee under Section 4.2 and Section 10.2(e) shall survive.

Section 4.2 Application of Trust Money.

Subject to the provisions of Section 10.2(e), all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Senior Notes and this Indenture, to the payment in accordance with Section 3.1, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee.

ARTICLE V

REMEDIES

Section 5.1 Events of Default.

“Event of Default” means, wherever used herein with respect to the Senior Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest upon any Senior Note, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of three (3) Business Days, during the Modification Period, and thereafter thirty (30) days; or

(b) default in the payment of the principal of or any premium on any Senior Note at its Maturity; or

(c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Exchange Agreement and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Outstanding Senior Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder (a “Notice of Default”); or

(d) the entry by a court having jurisdiction in the premises of a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(e) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by the Company in furtherance of any such action; or

(f) for so long as more than $8,000,000 in aggregate principal amount of the Convertible Notes remains outstanding, the occurrence of a Termination of Trading.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Senior Notes may declare the principal amount of all the Senior Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders).

(b) At any time after such a declaration of acceleration with respect to Senior Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes, by written notice to the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue installments of interest on all Senior Notes;

(B) any accrued Additional Interest on all Senior Notes;

(C) the principal of and any premium on any Senior Notes that have become due otherwise than by such declaration of acceleration and interest (including any Additional Interest) thereon at the rate borne by the Senior Notes; and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

(ii) all Events of Default with respect to Senior Notes, other than the non-payment of the principal of Senior Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13;

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that if:

(i) default is made in the payment of any installment of interest (including any Additional Interest) on any Senior Note when such interest becomes due and payable and such default continues for a period of thirty (30) days; or

(ii) default is made in the payment of the principal of and any premium on any Senior Note at the Maturity thereof;

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal and any premium and interest (including any Additional Interest) and, in addition thereto, all amounts owing the Trustee under Section 6.6.

(b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Senior Notes, wherever situated.

(c) If an Event of Default with respect to Senior Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or similar judicial proceeding relative to the Company (or any other obligor upon the Senior Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized hereunder in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to first pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6.

Section 5.5 Trustee May Enforce Claim Without Possession of Senior Notes.

All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall after provision for the payment of all the amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money or property collected or to be applied by the Trustee with respect to the Senior Notes pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest (including any Additional Interest), upon presentation of the Senior Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, any predecessor Trustee and other Persons under Section 6.6;

SECOND: To the payment of the amounts then due and unpaid upon the Senior Notes for principal and any premium and interest (including any Additional Interest) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal and any premium and interest (including any Additional Interest), respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 5.7 Limitation on Suits.

Subject to Section 5.8, no Holder of any Senior Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Senior Notes;

(b) the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding for sixty (60) days; and

(e) no direction inconsistent with such written request has been given to the Trustee during such sixty (60)–day period by the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Senior Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8 Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, on such Senior Note at its Maturity and payment of interest (including any Additional Interest) on such Senior Note when due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then and in every such case the Company, the Trustee and such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided in Section 3.6(f), no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or any Holder of any Senior Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case may be.

Section 5.12 Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(c) subject to the provisions of Section 6.2, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, reasonably determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

Section 5.13 Waiver of Past Defaults.

(a) The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes may waive any past Event of Default hereunder and its consequences except an Event of Default:

(i) in the payment of the principal of, premium, if any, or interest (including any Additional Interest) on any Outstanding Senior Note (unless such Event of Default has been cured and the Company has paid to or deposited with the Trustee a sum sufficient to pay all installments of interest (including any Additional Interest) due and past due and all principal of and premium, if any, on all Senior Notes due otherwise than by acceleration); or

(ii) in respect of a covenant or provision hereof that under Article IX cannot be modified or amended without the consent of each Holder of any Outstanding Senior Note.

(b) Any such waiver shall be deemed to be on behalf of the Holders of all the Outstanding Senior Notes.

(c) Upon any such waiver, such Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Senior Note by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Outstanding Senior Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, on the Senior Note after the Stated Maturity or any interest (including any Additional Interest) on any Senior Note after it is due and payable.

Section 5.15 Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 6.1 Corporate Trustee Required.

There shall at all times be a Trustee hereunder with respect to the Senior Notes. The Trustee shall be a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 6.1, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.1, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.2 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture.

(b) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.2. To the extent that, at law or in equity, the Trustee has duties and liabilities relating to the Holders, the Trustee shall not be liable to any Holder for the Trustee’s good faith reliance on the provisions of this Indenture. The provisions of this Indenture, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, are agreed by the Company and the Holders to replace such other duties and liabilities of the Trustee.

(d) No provisions of this Indenture shall be construed to relieve the Trustee from liability with respect to matters that are within the authority of the Trustee under this Indenture for its own negligent action, negligent failure to act or willful misconduct, except that:

(i) the Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes (or such other percentage as may be required by the terms hereof) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture; and

(iii) the Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company and money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

Section 6.3 Notice of Defaults.

Within ninety (90) days after the occurrence of any default actually known to the Trustee, the Trustee shall give the Holders notice of such default unless such default shall have been cured or waived; provided, that except in the case of a default in the payment of the principal of or any premium or interest on any Senior Notes, the Trustee shall be fully protected in withholding the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of Holders; and provided, further, that in the case of any default of the character specified in Section 5.1(c), no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section 6.3, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 6.4 Certain Rights of Trustee.

Subject to the provisions of Section 6.2:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if (i) in performing its duties under this Indenture the Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Indenture the Trustee finds ambiguous or inconsistent with any other provisions contained herein or (iii) the Trustee is unsure of the application of any provision of this Indenture, then, except as to any matter as to which the Holders are entitled to decide under the terms of this Indenture, the Trustee shall deliver a notice to the Company requesting the Company’s written instruction as to the course of action to be taken and the Trustee shall take such action, or refrain from taking such action, as the Trustee shall be instructed in writing to take, or to refrain from taking, by the Company; provided, that if the Trustee does not receive such instructions from the Company within ten (10) Business Days after it has delivered such notice or such reasonably shorter period of time set forth in such notice the Trustee may, but shall be under no duty to, take such action, or refrain from taking such action, as the Trustee shall deem advisable and in the best interests of the Holders, in which event the Trustee shall have no liability except for its own negligence, bad faith or willful misconduct;

(c) any request or direction of the Company shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(d) the Trustee may consult with counsel (which counsel may be counsel to the Trustee, the Company or any of its Affiliates, and may include any of its employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction, including reasonable advances as may be requested by the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, note or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

(h) whenever in the administration of this Indenture the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action with respect to enforcing any remedy or right hereunder, the Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same aggregate principal amount of Outstanding Senior Notes as would be entitled to direct the Trustee under this Indenture in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions;

(i) except as otherwise expressly provided by this Indenture, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

(j) without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with any bankruptcy, insolvency or other proceeding referred to in clauses (d) or (e) of the definition of Event of Default specified in Section 5.1, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy laws or law relating to creditors rights generally;

(k) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate addressing such matter, which, upon receipt of such request, shall be promptly delivered by the Company;

(l) the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof from the Company or a Holder; and

(m) in the event that the Trustee is also acting as Paying Agent, Authenticating Agent or Securities Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI shall also be afforded such Paying Agent, Authenticating Agent or Securities Registrar.

Section 6.5 May Hold Senior Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

Section 6.6 Compensation; Reimbursement; Indemnity.

(a) The Company agrees:

(i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(iii) to the fullest extent permitted by applicable law, to indemnify the Trustee (including in its individual capacity) and its Affiliates, and their officers, directors, shareholders, agents, representatives and employees for, and to hold them harmless against, any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to clause (i) or (ii) of this Section 6.6(a)), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this trust or the performance of the Trustee’s duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b) To secure the Company’s payment obligations in this Section 6.6, the Company hereby grants and pledges to the Trustee and the Trustee shall have a lien prior to the Senior Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal and interest on particular Senior Notes. Such lien shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(c) The obligations of the Company under this Section 6.6 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.

(d) In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

Section 6.7 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.8.

(b) The Trustee may resign at any time by giving written notice thereof to the Company.

(c) Unless an Event of Default shall have occurred and be continuing, the Trustee may be removed at any time by the Company by a Board Resolution. If an Event of Default shall have occurred and be continuing, the Trustee may be removed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes, delivered to the Trustee and to the Company.

(d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when no Event of Default shall have occurred and be continuing, the Company, by a Board Resolution, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when an Event of Default shall have occurred and be continuing, the Holders, by Act of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment within sixty (60) days after the giving of a notice of resignation by the Trustee or the removal of the Trustee in the manner required by Section 6.8, any Holder who has been a bona fide Holder of a Senior Note for at least six (6) months (or, if such Senior Note has been Outstanding for less than six (6) months, the entire period of such lesser time) may, on behalf of such Holder and all others similarly situated, and any resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) The Company shall give notice to all Holders in the manner provided in Section 1.6 of each resignation and each removal of the Trustee and each appointment of a successor Trustee. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.8 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee, each successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, that on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section 6.8.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

Section 6.9 Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person shall be otherwise qualified and eligible under this Article VI. In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation or as otherwise provided above in this Section 6.9 to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated, and in case any Senior Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Notes either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Senior Notes or in this Indenture that the certificate of the Trustee shall have.

Section 6.10 Not Responsible for Recitals or Issuance of Senior Notes.

The recitals contained herein and in the Senior Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Senior Notes or the proceeds thereof.

Section 6.11 Appointment of Authenticating Agent.

(a) The Trustee may appoint an Authenticating Agent or Agents with respect to the Senior Notes, which shall be authorized to act on behalf of the Trustee to authenticate Senior Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Senior Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Senior Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be an entity organized and doing business under the laws of the United States of America, or of any State or Territory thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.11 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.11.

(b) Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder; provided, that such Person shall be otherwise eligible under this Section 6.11, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, the Trustee may appoint a successor Authenticating Agent eligible under the provisions of this Section 6.11, which shall be acceptable to the Company, and shall give notice of such appointment to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

(d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.11 in such amounts as the Company and the Authenticating Agent shall agree from time to time.

(e) If an appointment of an Authenticating Agent is made pursuant to this Section 6.11, the Senior Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Senior Notes referred to in the within mentioned Indenture.

Dated:

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trustee

By:
Authenticating Agent

By:
Authenticating Signatory

ARTICLE VII

HOLDER’S LISTS AND REPORTS BY COMPANY

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a) semiannually, on or before June 30 and December 31 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the delivery thereof; and

(b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

in each case to the extent such information is in the possession or control of the Company and has not otherwise been received by the Trustee in its capacity as Securities Registrar.

Section 7.2 Preservation of Information, Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Senior Notes, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c) Every Holder of Senior Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 7.3 Reports by Company.

(a) The Company shall furnish to the Holders and to prospective Holders of Senior Notes, upon their request, the information required to be furnished pursuant to Rule 144A(d)(4) under the Securities Act. The delivery requirement set forth in the preceding sentence may be satisfied by compliance with Section 7.3(b).

(b) The Company shall furnish to each of (i) the Trustee, (ii) the Holders and to subsequent holders of Senior Notes, (iii) any beneficial owner of the Senior Notes reasonably identified to the Company (which identification may be made by such beneficial owner) and (iv) any designee of (i), (ii) or (iii) above, a duly completed and executed officer’s financial certificate substantially and substantively in the form attached hereto as Exhibit A, including the financial statements referenced in such Exhibit (to the extent such financial statements and reports are not publicly available by such dates via EDGAR), and the general and administrative expense reports referenced in such Exhibit, which certificate, financial statements and reports shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(c) If the Company intends to file its annual and quarterly information with the Securities and Exchange Commission (the “Commission”) in electronic form pursuant to Regulation S-T of the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, the Company shall notify the Trustee in the manner prescribed herein of each such annual and quarterly filing. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the financial information so filed. Compliance with the foregoing shall constitute delivery by the Company of its financial statements to the Trustee in compliance with the provisions of Section 314(a) of the Trust Indenture Act, if applicable. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of reports, information and documents to the Trustee pursuant to this Section 7.3(c) shall be solely for purposes of compliance with this Section 7.3(c) and, if applicable, with Section 314(a) of the Trust Indenture Act, and shall not relieve the Company of the obligation to deliver the certificate referred to in Section 7.3(b). The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the content thereof or any matter determinable from the content thereof, including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officers’ Certificates.

(d) The Trustee shall deliver, following its receipt thereof, a copy of all reports, certificates and information which it is entitled to receive under each of the Operative Documents, to (i) each Holder and (ii) a designee of (i) above, as identified in writing to the Trustee.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1 Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(a) if the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Senior Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, any such supplemental indenture, comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee may rely upon such Officers’ Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

Section 8.2 Successor Company Substituted.

(a) Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1 and the execution and delivery to the Trustee of the supplemental indenture described in Section 8.1(a), the successor entity formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance or transfer, following the execution and delivery of such supplemental indenture, the Company shall be discharged from all obligations and covenants under the Indenture and the Senior Notes.

(b) Such successor Person to the Company may cause to be executed, and may issue either in its own name or in the name of the Company, any or all of the Senior Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Senior Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Senior Notes that such successor Person thereafter shall cause to be executed and delivered to the Trustee on its behalf. All the Senior Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Senior Notes theretofore or thereafter issued in accordance with the terms of this Indenture.

(c) In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Senior Notes thereafter to be issued as may be appropriate to reflect such occurrence.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Senior Notes; or

(b) to evidence and provide for the acceptance of appointment hereunder by a successor trustee; or

(c) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make or amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the other provisions of this Indenture; provided, that such action pursuant to this clause (c) shall not be effected unless the Company has delivered a written notice of such amendment to the Holders at least twenty (20) days prior to the effective date of such amendment; provided, further, that such action pursuant to this clause (c) shall not adversely affect in any material respect the interests of any Holders; or

(d) to comply with the rules and regulations of any securities exchange or automated quotation system on which any of the Senior Notes may be listed, traded or quoted; or

(e) to add to the covenants, restrictions or obligations of the Company or to add to the Events of Default; provided, that such action pursuant to this clause (e) shall not adversely affect in any material respect the interests of any Holders; or

(f) to modify, eliminate or add to any provisions of the Indenture or the Senior Notes to such extent as shall be necessary to ensure that the Senior Notes are treated as indebtedness of the Company for United States federal income tax purposes; provided, that such action pursuant to this clause (f) shall not adversely affect in any material respect the interests of any Holders.

Section 9.2 Supplemental Indentures with Consent of Holders.

(a) Subject to Section 9.1, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Senior Notes under this Indenture; provided, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Senior Note:

(i) except as set forth in Section 3.1(f), change the Stated Maturity of the principal or any premium of any Senior Note or change the date of payment of any installment of interest (including any Additional Interest) on any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or change the place of payment where, or the coin or currency in which, any Senior Note or interest thereon is payable, or restrict or impair the right to institute suit for the enforcement of any such payment on or after such date; or

(ii) reduce the percentage in aggregate principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with any provision of this Indenture or of defaults hereunder and their consequences provided for in this Indenture; or

(iii) modify any of the provisions of this Section 9.2, Section 5.13 or Section 10.6, except to increase any percentage in aggregate principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any reason, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Senior Note.

(b) It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise. Copies of the final form of each supplemental indenture shall be delivered by the Trustee at the expense of the Company to each Holder promptly after the execution thereof.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5 Reference in Senior Notes to Supplemental Indentures.

Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes.

ARTICLE X

COVENANTS

Section 10.1 Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Holders of the Senior Notes that it will duly and punctually pay the principal of and any premium and interest (including any Additional Interest) on the Senior Notes in accordance with the terms of the Senior Notes and this Indenture.

Section 10.2 Money for Senior Note Payments to be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent with respect to the Senior Notes, it will, on or before each due date of the principal of and any premium or interest (including any Additional Interest) on the Senior Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest (including Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee in writing of its failure so to act.

(b) Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 A.M., New York City time, on each due date of the principal of and any premium or interest (including any Additional Interest) on any Senior Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided in the Trust Indenture Act and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

(c) The Company will cause each Paying Agent for the Senior Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.2, that such Paying Agent will (i) comply with the provisions of this Indenture and the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Senior Notes) in the making of any payment in respect of the Senior Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Senior Notes.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of and any premium or interest (including any Additional Interest) on any Senior Note and remaining unclaimed for two (2) years after such principal and any premium or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.3 Statement as to Compliance.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate (substantially in the form attached hereto as Exhibit B) covering the preceding calendar year, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.4 [Reserved].

Section 10.5 Additional Covenants.

(a) The Company covenants and agrees with each Holder of Senior Notes that if an Event of Default shall have occurred and be continuing, it shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any Equity Interests of the Company, (ii) vote in favor of or permit or otherwise allow any of its Subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any preferred Equity Interests of such Subsidiaries or other Equity Interests entitling the holders thereof to a stated rate of return (for the avoidance of doubt, whether such preferred Equity Interests are perpetual or otherwise), or (iii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Senior Notes (other than (A) repurchases, redemptions or other acquisitions of Equity Interests of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or Equity Interests purchase plan or in connection with the issuance of Equity Interests in the Company (or securities convertible into or exercisable for such Equity Interests) as consideration in an acquisition transaction entered into prior to the applicable Event of Default, (B) as a result of an exchange, conversion reclassification or combination of any class or series of the Company’s Equity Interests (or any Equity Interests in a Subsidiary of the Company) for any class or series of the Company’s Equity Interests or of any class or series of the Company’s indebtedness for any class or series of the Company’s Equity Interests, (C) the purchase of fractional interests in the Equity Interests of the Company pursuant to the conversion or exchange provisions of such Equity Interests or the security being converted or exchanged, (D) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, Equity Interests or other property under any Rights Plan or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of Equity Interests, warrants, options or other rights where the dividend Equity Interest or the Equity Interest issuable upon exercise of such warrants, options or other rights is the same Equity Interest as that on which the dividend is being paid or ranks pari passu with or junior to such Equity Interest).

(b) The Company shall notify in writing, within ten (10) Business Days after the occurrence thereof, the Trustee and each Holder of the occurrence of a Change of Control (the “Change of Control Notice”). If the Company and the Trustee shall have received, within thirty (30) days after delivering the Holders the Change of Control Notice written notice from any Holder of its election to cause the Defeasance or redemption, as applicable, of the Senior Notes as provided in this Section 10.5(b) (the “Change of Control Election”), then the Company shall cause Article XII to be applied to the Electing Senior Notes.

(c) The Company agrees to use its reasonable best efforts to meet the requirements to qualify, effective for the fiscal year ending December 31, 2009, and all future fiscal years, as a real estate investment trust under the Code, provided that this subsection (c) shall not require the Company to make any payment in violation of Section 10.5(a) or Section 10.5(g).

(d) Without the express, prior and written consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes, for so long as Senior Notes are Outstanding under this Indenture, and from the date hereof until the end of the Modification Period, the Company shall not, nor shall it permit its Subsidiaries to, create, incur, issue or otherwise become liable for any Debt, other than (i) Debt in the form of trade Debt or similar Debt incurred in the ordinary course of the Company’s business, (ii) Debt that is incurred solely in exchange for or to provide the funds necessary to repurchase, redeem, refinance or satisfy, in whole or in part, the Debt described in Exhibit C and (iii) Debt that is incurred solely in exchange for Debt outstanding under the Original Indentures.

(e) The Company covenants and agrees that it will not permit the Debt Service Coverage Ratio at the end of each fiscal quarter to be less than (i) so long as any Senior Secured Debt or Debt ranking pari passu with the Senior Notes shall be outstanding and the minimum debt service coverage covenant in the documents evidencing or governing such Debt is less restrictive than a minimum ratio of 1.20 to 1.00, the minimum debt service coverage ratio set forth in such Debt documents and, (ii) at all other times, 1.20 to 1.00.

(f) The Company covenants and agrees that it shall maintain, as of the end of each fiscal quarter, (i) Tangible Net Worth of at least $300,000,000 and (ii) a Debt-to-Total Capitalization Ratio of 95% or less.

(g) Without limiting Section 10.5(a) above, the Company covenants and agrees that, from the date hereof until the end of the Modification Period, the Company shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s Equity Interests, other than (a) with the prior, express, written consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes, or (b) dividends or distributions which are reasonably necessary to maintain the REIT status of the Company for federal income and excise tax purposes and avoid imposition of federal income and excise tax on the Company with respect to such distributed taxable income or net capital gains; provided, that such distributions or dividends as described in clause (b) above shall (i) to the extent paid to holders of the Company’s common stock (A) not be in excess of $2,500,000 (in the aggregate in cash) and (B) be in the form of the Company’s common stock to the maximum extent permissible as stated by the Internal Revenue Service regulations, rulings, revenue procedures, notices, announcements, or other authoritative pronouncements at the time of such dividend or distribution with only the balance payable in cash, and (ii) to the extent paid to holders of the Company’s preferred stock, be in an amount no greater than that required to be distributed to such holders to permit the distributions and dividends to holders of the Company’s common stock permitted by clause (i) above.

(h) The Company covenants and agrees that it will (i) provide to the Holders, within five (5) Business days of the execution thereof, copies of any documents, indentures and agreements relating to any exchange by the holders thereof of any notes issued under the Original Indentures, other than under the Exchange Agreement, (ii) execute such supplemental indentures as the Holders (or any of them) may reasonably request in order to confer upon the Holders the benefit of any terms of such documents, indentures and agreements executed in connection with any such exchange transaction that are more favorable than the terms hereof and (iii) use its reasonable efforts to obtain all consents required in connection therewith.

Section 10.6 Waiver of Covenants.

The Company may omit in any particular instance to comply with any covenant or condition contained in Section 10.5 if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

Section 10.7 Treatment of Senior Notes.

The Company will treat the Senior Notes as indebtedness, and the amounts, other than payments of principal, payable in respect of the principal amount of such Senior Notes as interest, for all U.S. federal income tax purposes. All payments in respect of the Senior Notes will be made free and clear of U.S. withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form W–9 or W-8BEN or any other applicable form (or any substitute or successor form) establishing a complete exemption from U.S. withholding tax.

ARTICLE XI

REDEMPTION OF SENIOR NOTES

Section 11.1 Optional Redemption and Mandatory Redemption.

The Company may, at its option, on a date no less than thirty (30) days and no more than sixty (60) days after receipt by the Trustee and the Holders of written notice of its election pursuant to this Section 11.1, redeem the Senior Notes in whole at any time but not in part from time to time, at a redemption price equal to the Optional Redemption Price.

Section 11.2 [Reserved].

Section 11.3 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Senior Notes, in whole or in part, shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than forty-five (45) days and not more than seventy-five (75) days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date and of the principal amount of the Senior Notes to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.5. In the case of any redemption of Senior Notes, in whole or in part, (a) prior to the expiration of any restriction on such redemption provided in this Indenture or the Senior Notes or (b) pursuant to an election of the Company which is subject to a condition specified in this Indenture or the Senior Notes, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.

Section 11.4 Selection of Senior Notes to be Redeemed.

(a) If less than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected and redeemed on a pro rata basis not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Senior Notes not previously called for redemption; provided, that the unredeemed portion of the principal amount of any Senior Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Senior Note.

(b) The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note that has been or is to be redeemed.

(c) The provisions of paragraphs (a) and (b) of this Section 11.4 shall not apply with respect to any redemption affecting only a single Senior Note, whether such Senior Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Senior Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Senior Note.

Section 11.5 Notice of Redemption.

(a) Notice of redemption shall be given not later than the thirtieth (30th) day, and not earlier than the sixtieth (60th) day, prior to the Redemption Date to each Holder of Senior Notes to be redeemed, in whole or in part.

(b) With respect to Senior Notes to be redeemed, in whole or in part, each notice of redemption shall state:

(i) the Redemption Date;

(ii) the Optional Redemption Price or, if the Optional Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Optional Redemption Price, as calculated by the Company, together with a statement that it is an estimate and that the actual Optional Redemption Price will be calculated on the fifth Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Optional Redemption Price on the date that such Optional Redemption Price is calculated);

(iii) if less than all Outstanding Senior Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the amount of and particular Senior Notes to be redeemed;

(iv) that on the Redemption Date, the Redemption Price will become due and payable upon each such Senior Note or portion thereof, and that any interest (including any Additional Interest) on such Senior Note or such portion, as the case may be, shall cease to accrue on and after said date; and

(v) the place or places where such Senior Notes are to be surrendered for payment of the Optional Redemption Price.

(c) Notice of redemption of Senior Notes to be redeemed, in whole or in part, at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner provided above shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Senior Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Senior Note.

Section 11.6 Deposit of Optional Redemption Price.

Prior to 10:00 A.M., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.5, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.2) an amount of money sufficient to pay the Optional Redemption Price of, and any accrued interest (including any Additional Interest) on, all the Senior Notes (or portions thereof) that are to be redeemed on that date.

Section 11.7 Payment of Senior Notes Called for Redemption.

(a) If any notice of redemption has been given as provided in Section 11.5, the Senior Notes or portion of Senior Notes with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Optional Redemption Price. On presentation and surrender of such Senior Notes at a Place of Payment specified in such notice, the Senior Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Optional Redemption Price.

(b) Upon presentation of any Senior Note redeemed in part only, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Senior Note or Senior Notes, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Senior Note so presented and having the same Original Issue Date, Stated Maturity and terms.

(c) If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and any premium on such Senior Note shall, until paid, bear interest from and including the Redemption Date at the rate prescribed therefor in the Senior Note.

ARTICLE XII

DEFEASANCE

Section 12.1 Defeasance and Discharge.

Upon the exercise of the option provided in Section 10.5(b) by a Holder of Senior Notes as a result of a Change of Control to have this Section 12.1 applied to the Electing Senior Notes, the Company shall, within thirty (30) days following its receipt of the Change of Control Election satisfy the conditions set forth in Section 12.2. The Company shall be deemed to have been discharged from its obligations with respect to the Electing Senior Notes as provided in this Section 12.1 on and after the date the conditions set forth in the Section 12.2 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Electing Senior Notes and to have satisfied all of its other obligations under such Electing Senior Notes and this Indenture insofar as such Electing Senior Notes are concerned (and the Trustee, upon request and at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder (a) the rights of Holders of the Electing Senior Notes to receive, solely from the trust fund described in Section 13.2 and as more fully set forth in such Section 12.2, payments in respect of the principal of, premium, if any, and interest on the Electing Senior Notes when payments are due, (b) the Company’s obligations with respect to the Electing Senior Notes under Sections 2.4, 3.5, 3.6, and 10.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article XII.

Section 12.2 Conditions to Defeasance.

The following shall be the conditions to application of Section 12.1 to the Electing Senior Notes:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 6.1 and agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Electing Senior Notes, (i) money in an amount in Dollars, (ii) Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount in Dollars, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying Trustee) to pay and discharge, one hundred percent (100%) of the principal amount of the Electing Senior Notes on the Stated Maturity plus interest on the Electing Senior Notes due and payable on the Interest Payment Dates occurring prior to and including the Stated Maturity, in accordance with the terms of this Indenture and the Electing Senior Notes.

(b) Such Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act.

(c) Such Defeasance shall not result in the trust arising from such deposit constituting an “investment company” within the meaning of the Investment Company Act of 1940, unless such trust shall be qualified or exempt from regulation thereunder.

(d) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance have been complied with.

Section 12.3 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of Section 10.2(e), all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 12.3 and Section 12.4, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 12.2 in respect of the Electing Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Electing Senior Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of the Electing Senior Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 12.2 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Electing Senior Notes.

Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 12.2 with respect to the Electing Senior Notes that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance with respect to the Electing Senior Notes.

Section 12.4 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article XII with respect to the Electing Senior Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Electing Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII with respect to Electing Senior Notes until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 12.3 with respect to the Electing Senior Notes in accordance with this Article XII; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Electing Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Electing Senior Notes to receive such payment from the money so held in trust.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard M. Shea
Name:	Richard M. Shea
Title:	President and Chief Operating Officer

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Tracy M. McLamb
Name:	Tracy M. McLamb
Title:	Vice President

Exhibit A

FORM OF OFFICER’S FINANCIAL CERTIFICATE

The undersigned, the [CHIEF EXECUTIVE OFFICER/PRESIDENT/SENIOR VICE PRESIDENT] and the [CHIEF FINANCIAL OFFICER/CHIEF ACCOUNTING OFFICER/TREASURER/ASSISTANT TREASURER] of Anthracite Capital, Inc. (the “Company”) hereby certifies, pursuant to Section 7.3(b) of the Indenture, dated as of October 30, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee, that, as of [DATE], [YEAR], the Company, if applicable, and its subsidiaries had the following ratios and balances:

1. Debt Service Coverage Ratio

a. Adjusted Net Income (as defined in the Indenture):	$	____________

b. Cash Interest Expense (as defined in the Indenture) on recourse Debt:	$	____________

c. Ratio of (x) Adjusted Net Income to (y) Cash Interest Expense on recourse Debt:	$	____________

2. Tangible Net Worth (as defined in Indenture):

3. Debt-to-Total Capitalization Ratio	$	____________

a. Consolidated Indebtedness (as defined in the Indenture):	$	____________

b. Consolidated Capitalization (as defined in the Indenture):	$	____________

c. Ratio of (x) Consolidated Indebtedness to (y) Consolidated Capitalization		____________	%

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) and a general and administrative expense report of the Company and its consolidated subsidiaries for the three (3) years ended [DATE], [YEAR].]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet, income statement and statement of cash flows) and a general and administrative expense report of the Company and its consolidated subsidiaries for the fiscal quarter ended [DATE], [YEAR].]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [QUARTER] [YEAR] ended [DATE], [YEAR], and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

There has been no monetary default with respect to any indebtedness owed by the Company and/or its subsidiaries (other than those defaults cured within thirty (30) days of the occurrence of the same) [except as set forth below:].

Attached hereto is a current organizational chart of the Company and its subsidiaries as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this [DAY] day of [MONTH], [YEAR].

ANTHRACITE CAPITAL, INC.

By:
Name:
Title:

ANTHRACITE CAPITAL, INC.

By:
Name:
Title:

Exhibit B

FORM OF

OFFICERS’ CERTIFICATE

PURSUANT TO SECTION 10.3

Pursuant to Section 10.3 of the Indenture, dated as of October 30, 2009 (as modified, supplemented or amended from time to time, the “Indenture”) among Anthracite Capital, Inc., a Maryland corporation (the “Company”) and Wells Fargo Bank, N.A., as Trustee, each of the undersigned hereby certifies that, to the knowledge of the undersigned, the Company is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided under the Indenture) for the fiscal period ending on [DATE], [YEAR] [, except as follows: SPECIFY EACH SUCH DEFAULT AND THE NATURE AND STATUS THEREOF].

Capitalized terms used herein, and not otherwise defined herein, have the respective meanings assigned thereto in the Indenture.

[signatures page follows]

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of [DATE], [YEAR].

By:
Name:
Title:	[Must be the CHIEF EXECUTIVE OFFICER, the PRESIDENT or a SENIOR VICE PRESIDENT] of Anthracite Capital, Inc.

By:
Name:
Title:	[Must be the CHIEF FINANCIAL OFFICER, the CHIEF ACCOUNTING OFFICER, the TREASURER or an ASSISTANT TREASURER] of Anthracite Capital, Inc.

Exhibit C

SENIOR SECURED DEBT

1. Debt under Credit Agreement, dated as of March 17, 2006, among AHR Capital BofA Limited, as borrower, the Company, as borrower agent, and Bank of America, N.A., as lender, as amended on August 7, 2008, October 20, 2008, November 7, 2008, January 28, 2009 and May 15, 2009, and related Guaranty

2. Debt under Master Repurchase Agreement and Annex I thereto, dated as of July 20, 2007, among Anthracite Capital BOFA Funding LLC, as seller, Bank of America, N.A. and Banc of America Mortgage Capital Corporation, as buyers, and Bank of America, N.A., as buyer agent, as amended on October 31, 2007, August 7, 2008, October 6, 2008, October 20, 2008, November 7, 2008, January 28, 2009 and May 15, 2009, and related Guaranty

3. Debt under Master Repurchase Agreement and Annex I thereto, dated as of December 23, 2004, between Anthracite Funding, LLC, as seller, and Deutsche Bank AG, Cayman Islands Branch, as buyer, as amended on February 8, 2007, July 8, 2008, July 17, 2008 and May 15, 2009, and related Guaranty

4. Debt under Fourth Amended and Restated Multicurrency Revolving Facility Agreement, dated as of May 15, 2009, among AHR Capital MS Limited, as borrower, Morgan Stanley Mortgage Servicing Limited, as security trustee, Morgan Stanley Bank, as the initial lender, and Morgan Stanley Principal Funding, Inc., as the first new lender and agent, through an Amendment and Restatement Deed, and related Guaranty and Indemnity

5. Debt under Credit Agreement, dated as of March 7, 2008, between the Company and BlackRock Holdco 2, Inc., as amended on December 22, 2008 and October 28, 2009